EXHIBIT 21
ASCENA RETAIL GROUP, INC.

SUBSIDIARIES OF THE REGISTRANT

State of Incorporation
Subsidiaries of Ascena Retail Group, Inc.	or Formation

The Dress Barn, Inc.	Connecticut

Maurices Incorporated	Delaware

Tween Brands, Inc. d/b/a “Justice”	Delaware

Charming Shoppes, Inc.	Pennsylvania

GC Fulfillment, LLC	Delaware

Etna Retail DC, LLC	Delaware

Ascena Trade Services, LLC	Delaware

ANN INC.	Delaware

Subsidiaries of The Dress Barn, Inc.

DBX Inc.	New York

Dress Barn Credit Management, LLC	Virginia

933 Inspiration, LLC	Delaware

Subsidiaries of Maurices Incorporated

Maurices Credit Management, Inc.	Virginia

ASNA Value Fashion LLC	Delaware

Duluth Holdings, LLC	Minnesota

Duluth Real Estate, LLC	Delaware

Subsidiaries of Tween Brands, Inc.

Tween Brands Direct Services, Inc.	Ohio

Tween Brands Agency, Inc.	Ohio

Tween Brands Investment, LLC	Ohio

Tween Brands Marketing, Inc.	Ohio

Too G.C., LLC	Ohio

Tween Brands Service Co.	Ohio

Ascena Global Sourcing Hong Kong Limited	Hong Kong

Worldwide Retail Holdings, Inc.	Delaware

Worldwide Retail Holdings, B.V.	Netherlands
*

Worldwide Retail Holdings, Cooperatief UA	Netherlands

Tween Brands Canada Stores Ltd.	Ontario, Canada

Ascena Global Sourcing (Shanghai) Limited	Shanghai, China

Maurices Canada Stores, Ltd.	Ontario, Canada

Dress Barn Canada Stores, Ltd.	Ontario, Canada

Kirkstone Company Limited	Hong Kong

FSHC, LLC	Delaware

Trimoland Limited	Hong Kong

Yardarm Trading Limited	Hong Kong

Kirkstone India Private Limited	India

Subsidiaries of Charming Shoppes, Inc.

Delaware

C.S.F. Corp.	Delaware

Catalog Receivables LLC	Delaware

Catalog Seller LLC	Delaware

Catherines Stores Corporation	Tennessee

Catherines, Inc.	Delaware

CCTM, Inc.	Delaware

Charming Shoppes of Delaware, Inc.	Pennsylvania

Charming Shoppes Receivables Corp.	Delaware

Charming Shoppes Seller, Inc.	Delaware

Charming Shoppes Street, Inc.	Delaware

Chestnut Acquisition Sub, Inc.	Delaware

Crosstown Traders, Inc.	Delaware

CS Holdco II Inc.	Delaware

CSGC, Inc.	Ohio

Lane Bryant Charities, Inc.	Pennsylvania

CSI Industries, Inc.	Delaware

CSPE, LLC	Pennsylvania

Fashion Apparel Sourcing, Inc.	Delaware

Fashion Service LLC	Delaware

Fashion Service Fulfillment Corporation	Delaware

Charming Sales Co. Two, Inc.	Wisconsin

Charming Sales Co. Four, Inc.	Wisconsin

Charming Sales Co. Three, Inc.	Wisconsin

Charming Sales Co. One, Inc.	Wisconsin

Lane Bryant of Pennsylvania, Inc.	Pennsylvania

Lane Bryant Purchasing Corp.	Ohio

Lane Bryant, Inc.	Delaware

PSTM, Inc.	Delaware

Sonsi, Inc.	Delaware

Spirit of America, Inc.	Delaware

Winks Lane, Inc.	Pennsylvania

Approximately 4 other companies1

1 Consists primarily of consolidated wholly-owned special purpose subsidiary companies of Charming Shoppes, Inc. that have done, are doing, or will be doing business as retail women's apparel stores under the Catherines and Lane Bryant brand names

Subsidiaries of ANN INC.

AnnTaylor, Inc.	Delaware

Annco, Inc.	Delaware

AnnTaylor Retail, Inc.	Florida

ANN Cards Services, Inc.	Florida

AnnTaylor Distribution Services, Inc.	Delaware

ANN Canada Inc.	Canada (federal)

AnnTaylor Sourcing Far East Limited	Hong Kong

AnnTaylor of Puerto Rico, Inc.	Puerto Rico

AnnTaylor Trading (Shanghai) Co., Ltd.	Shanghai, China

1